EXHIBIT 99.1

Otelco Reports Second Quarter 2016 Results

ONEONTA, Ala., Aug. 02, 2016 (GLOBE NEWSWIRE) -- Otelco Inc. (NASDAQ:OTEL), a wireline telecommunications services provider in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia, and a provider of cloud hosting and managed services, today announced results for its second quarter ended June 30, 2016. Key highlights for Otelco include:

  Total revenues of $17.2 million for second quarter 2016.
  Operating income of $4.9 million for second quarter 2016.
  Consolidated EBITDA (as defined below) of $7.1 million for second quarter 2016.

“The improvements we have made in our network and operations cost structure offset the decline in revenue this quarter when compared with the same period in 2015,” said Rob Souza, President and Chief Executive Officer of Otelco. “Operating income increased $0.1 million, and Consolidated EBITDA was essentially flat when compared with the prior year period. Top line residential revenue remains under pressure for all telephone companies, and our strategy is focused on both delivering continuous cost improvements across our markets and implementing top-line revenue enhancements, promotions, and, where appropriate, pricing  actions.

“Marketing programs, including new speed and pricing options and delivery approaches, helped keep our residential data lines basically flat compared to the end of 2015,” continued Souza. “We have received a multi-year contract extension for circuits serving Alabama schools in and adjacent to our territory, including orders to increase capacity on the majority of these circuits that will be upgraded during third quarter 2016. In addition, we have added a second 10 gigabit light-wave to our new northern fiber ring project to meet another customer’s requirement for high-speed connectivity in Northern Maine. Sales of video and security products, which are residentially focused, both grew during second quarter. While sales of our Hosted PBX product continue to grow as our flagship CLEC business product, we saw a slower growth rate in second quarter 2016.

“Our capital investment of $1.5 million in the business during second quarter 2016 is consistent with our level of investment over the past several years,” noted Souza. “We continue to increase the reach of fiber in our network to support higher data speeds as required by our customers. We ended second quarter 2016 with $8.3 million in cash, or an increase of $1.4 million since December 31, 2015.”

Second Quarter 2016 Financial Summary
(Dollars in thousands, except per share amounts)
(Unaudited)
		Three Months Ended June 30,		Change
		2016	2015	Amount	Percent
	Revenues	$17,232	$17,892	$(660)	(3.7)%
	Operating income	$4,899	$4,765	$134	2.8%
	Interest expense	$(2,721)	$(1,991)	$730	36.7%
	Net income available to stockholders	$1,324	$1,655	$(331)	(20.0)%
	Basic net income per share	$0.40	$0.51	$(0.11)	(21.6)%
	Diluted net income per share	$0.39	$0.50	$(0.11)	(22.0)%

	Consolidated EBITDA(1)	$7,053	$7,104	$(51)	(0.7)%
	Capital expenditures	$1,509	$1,528	$(19)	(1.2)%

		Six Months Ended June 30,		Change
		2016	2015	Amount	Percent
	Revenues	$34,722	$35,535	$(813)	(2.3)%
	Operating income	$9,645	$9,273	$372	4.0%
	Interest expense	$(5,203)	$(4,039)	$1,164	28.8%
	Net income available to stockholders	$3,074	$3,790	$(716)	(18.9)%
	Basic net income per share	$0.94	$1.17	$(0.23)	(19.7)%
	Diluted net income per share	$0.91	$1.15	$(0.24)	(20.9)%

	Consolidated EBITDA(1)	$14,680	$15,112	$(432)	(2.9)%
	Capital expenditures	$2,215	$3,013	$(798)	(26.5)%

	Reconciliation of Consolidated EBITDA to Net Income
		Three Months Ended June 30,		Six Months Ended June 30,
		2016	2015	2016	2015
	Net income	$1,324	$1,655	$3,074	$3,790
Add:	Depreciation	1,792	1,929	3,571	3,843
	Interest expense less interest income	2,400	1,768	4,439	3,590
	Interest expense - amortize loan cost	321	222	764	447
	Income tax expense	858	1,102	1,991	2,490
	Amortization - intangibles	259	335	518	670
	Stock-based compensation (earn-out)	(78)	(54)	-	71
	Stock-based compensation (Board & senior management)	137	105	199	141
	Other excluded expense	-	17	-	20
	Loan fees	40	25	124	50
	Consolidated EBITDA(1)	$7,053	$7,104	$14,680	$15,112

(1) Consolidated EBITDA is defined as consolidated net income (loss) plus consolidated net interest expense, depreciation and amortization, income taxes and certain other fees, expenses and non-cash charges reducing consolidated net income. Consolidated EBITDA is a supplemental measure of the Company’s performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). Consolidated EBITDA corresponds to the definition of Consolidated EBITDA in the Company’s credit facilities. The lenders under the Company’s credit facilities utilize this measure to determine compliance with credit facility requirements. The Company uses Consolidated EBITDA as an operational performance measurement to focus attention on the operational generation of cash which is used for reinvestment into the business; to repay its debt and to pay interest on its debt; to pay income taxes for other corporate requirements. The Company reports Consolidated EBITDA to allow current and potential investors to understand this performance metric and because the Company believes that it provides current and potential investors with helpful information with respect to the Company’s operating performance and cash flows. However, Consolidated EBITDA should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of the Company’s liquidity. The Company’s presentation of Consolidated EBITDA may not be comparable to similarly titled measures used by other companies.

Otelco Inc. - Key Operating Statistics
(Unaudited)
					% Change
As of	December 31,		March 31,	June 30,	from
	2014	2015	2016	2016	March 31, 2016
Business/Enterprise
CLEC
Voice lines	19,324	18,606	18,069	17,650	(2.3)%
HPBX seats	10,029	10,740	10,746	10,800	0.5%
Data lines	3,313	3,629	3,621	3,638	0.5%
Wholesale network lines	2,968	2,743	2,680	2,651	(1.1)%
Classifax	80	140	158	163	3.2%
RLEC
Voice lines	15,506	16,123	16,139	16,030	(0.7)%
Data lines	1,587	1,539	1,532	1,652	7.8%
Access line equivalents (1)	52,807	53,520	52,945	52,584	(0.7)%

Residential
CLEC
Voice lines	275	225	221	219	(0.9)%
Data lines	363	282	281	278	(1.1)%
RLEC
Voice lines	25,569	23,143	22,604	22,140	(2.1)%
Data lines	20,206	20,089	20,031	20,009	(0.1)%
Access line equivalents (1)	46,413	43,739	43,137	42,646	(1.1)%

Otelco access line equivalents (1)	99,220	97,259	96,082	95,230	(0.9)%

Video	3,852	3,648	3,708	3,671	(1.0)%
Security systems	243	326	337	343	1.8%
Other internet lines	3,202	2,840	2,794	2,684	(3.9)%

(1) We define access line equivalents as retail and wholesale voice lines (including Classifax, our virtual faxing solution) and data lines (including cable modems, digital subscriber lines, and dedicated data access trunks).

FINANCIAL DISCUSSION FOR SECOND QUARTER 2016:

Revenues

Total revenues decreased 3.7% in the three months ended June 30, 2016, to $17.2 million from $17.9 million in the three months ended June 30, 2015. The decrease in residential RLEC voice access lines and access revenue decreases due to the FCC’s inter-carrier compensation reform order (the “FCC’s order”) account for the majority of the decline, which was partially offset by an increase in internet, and video and security revenue. The table below provides the components of our revenues for the three months ended June 30, 2016, compared with the same period of 2015.

	Three Months Ended June 30,			Change
	2016	2015	Amount		Percent

		(dollars in thousands)
Local services	$5,849	$6,314	$(465)		(7.4)%
Network access	5,345	5,614	(269)		(4.8)%
Internet	3,879	3,726	153		4.1%
Transport services	1,230	1,328	(98)		(7.4)%
Video and security	718	688	30		4.4%
Managed services	211	222	(11)		(5.0)%
Total	$17,232	$17,892	$(660)		(3.7)%

Local services revenue decreased 7.4% in the quarter ended June 30, 2016, to $5.8 million from $6.3 million in the quarter ended June 30, 2015. The decline in RLEC residential voice access lines and the impact of the FCC’s order, which reduces or eliminates intrastate and local cellular revenue, accounted for a decrease of $0.3 million. A portion of the RLEC decrease is recovered through the Connect America Fund, which is categorized as interstate access revenue. The decline in long distance and special line revenue accounted for a decrease of $0.2 million. Network access revenue decreased 4.8% in the second quarter 2016 to $5.3 million from $5.6 million in the second quarter 2015. The Connect America Fund and end user charges increased $0.1 million. This increase was offset by declines in special access charges of $0.2 million and interstate and intrastate switched access charges of $0.2 million. Internet revenue increased 4.1% in the second quarter 2016 to $3.9 million from $3.7 million in the second quarter 2015. Higher equipment fees, increased broadband speed and pricing accounted for the increase. Transport services revenue decreased 7.4% in the quarter ended June 30, 2016, to $1.2 million from $1.3 million in the quarter ended June 30, 2015. The decrease was in wide area network revenue, including a one-time customer adjustment. Video and security revenue increased 4.4% in the three months ended June 30, 2016, to just over $0.7 million from just under $0.7 million in the three months ended June 30, 2015. Increases in security and IPTV deployment and cable pricing were partially offset by decreases in pay per view revenue and digital cable subscribers.  Managed services revenue decreased 5.0% in the quarter ended June 30, 2016, over the comparable period in 2015 to remain at just over $0.2 million. The decrease was in equipment sales and groupware services.

Operating Expenses

Operating expenses in the three months ended June 30, 2016, decreased 6.0% to $12.3 million from $13.1 million in the three months ended June 30, 2015. Cost of services decreased 6.3% to $7.9 million in the quarter ended June 30, 2016, from $8.4 million in the quarter ended June 30, 2015. Internet, circuit and digital equipment expense decreased $0.2 million; access, toll and reciprocal compensation expense decreased by $0.1 million; HPBX expense decreased by $0.1 million; and marketing, sales and directory expense decreased by $0.1 million, reflecting New England operations optimization. Selling, general and administrative expenses decreased 2.0% to $2.4 million in the three months ended June 30, 2016, from $2.5 million in the three months ended June 30, 2015. Small decreases in external relations, executive, insurance and uncollectible were partially offset by small increases in legal expense and sales concession costs. Depreciation and amortization for second quarter 2016 decreased 9.4% to $2.1 million from $2.3 million in second quarter 2015. New England CLEC and RLEC and Alabama cable depreciation decreased $0.1 million and the amortization of other intangible assets decreased $0.1 million.

Operating Income

Operating income in the three months ended June 30, 2016, increased 2.8% to $4.9 million from $4.8 million in the three months ended June 30, 2015. Cost improvement and expense management savings exceeded the decrease in revenue for the period.

Interest Expense

Interest expense in the three months ended June 30, 2016, increased 36.7% to $2.7 million from $2.0 million in the three months ended June 30, 2015. Higher interest rates on the Company’s new loan facilities accounted for an increase of $0.6 million and the increased loan cost amortization accounted for an increase of $0.1 million.

Net income

Based on the changes noted above, net income decreased $0.3 million to $1.3 million for the three months ended June 30, 2016, when compared to just over $1.6 million in the same period in 2015.

Consolidated EBITDA

Consolidated EBITDA decreased slightly to just under $7.1 million for the three months ended June 30, 2016, when compared to just over $7.1 million in the same period in 2015. Stock-based (non-cash) compensation is added back in the calculation of Consolidated EBITDA. See financial tables for a discussion of Consolidated EBITDA (a non-GAAP measurement) and a reconciliation of Consolidated EBITDA to net income.

Balance Sheet

As of June 30, 2016, the Company had cash and cash equivalents of $8.3 million compared with $6.9 million at the end of 2015. As announced during first quarter, the Company entered into new five year senior and five and a half year subordinated loan facilities. The combined $100.3 million term loan facilities were used to pay all amounts due under the Company’s previous credit facility and, with cash from the balance sheet, to pay loan costs associated with the transaction. A $5.0 million revolver under the senior loan facility remains undrawn. Principal payments on the senior term loan facility are $1.0 million per quarter, payable on April 1, July 1, October 1 and January 1 of each year. A change in GAAP nets loan costs against the outstanding balance of the term loan facilities. At June 30, 2016, the outstanding senior loan balance is $84.0 million and the outstanding subordinated loan balance is $15.4 million.

Capital Expenditures

Capital expenditures were $1.5 million for both second quarter 2016 and the same period in 2015.

Second Quarter Earnings Conference Call

Otelco has scheduled a conference call, which will be broadcast live over the internet, on Wednesday, August 3, 2016, at 11:30 a.m. (Eastern Time). To participate in the call, participants should dial (719) 325-2402 and ask for the Otelco call 10 minutes prior to the start time. Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the internet by visiting the Company’s website at www.OtelcoInc.com. To listen to the live call online, please visit the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live webcast, a replay of the webcast will be available on the Company's website at www.OtelcoInc.com for 30 days.  A two-week telephonic replay may also be accessed by calling (719) 457-0820 and entering the Confirmation Code 6457216.

ABOUT OTELCO

Otelco Inc. provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia. The Company’s services include local and long distance telephone, digital high-speed data lines, transport services, network access, cable television and other related services. With approximately 95,000 voice and data access lines, which are collectively referred to as access line equivalents, Otelco is among the top 25 largest local exchange carriers in the United States based on number of access lines. Otelco operates eleven incumbent telephone companies serving rural markets, or rural local exchange carriers. It also provides competitive retail and wholesale communications services and technology consulting, managed services and private/hybrid cloud hosting services through several subsidiaries. For more information, visit the Company’s website at www.OtelcoInc.com.

FORWARD LOOKING STATEMENTS

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements, which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” ‘intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

OTELCO INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share par value and share amounts)
(unaudited)

	June 30,	December 31,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$8,276	$6,884
Accounts receivable:
Due from subscribers, net of allowance for doubtful accounts of $183 and $258, respectively	3,423	3,575
Unbilled receivables	1,610	1,610
Other	1,640	1,722
Materials and supplies	2,079	1,906
Prepaid expenses	1,519	2,775
Deferred income taxes	57	57
Total current assets	18,604	18,529

Property and equipment, net	48,274	49,811
Goodwill	44,976	44,976
Intangible assets, net	2,038	2,363
Investments	1,833	1,846
Other assets	269	259
Total assets	$115,994	$117,784

Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$940	$1,818
Accrued expenses	5,662	4,567
Advance billings and payments	1,377	1,418
Customer deposits	72	68
Current maturity of long-term notes payable, net of debt issuance cost	2,912	2,203
Total current liabilities	10,963	10,074

Deferred income taxes	26,163	26,163
Advance billings and payments	601	628
Other liabilities	8	27
Long-term notes payable, less current maturities and net of debt issuance costs	91,254	97,052
Total liabilities	128,989	133,944

Stockholders' deficit
Class A Common Stock, $.01 par value-authorized 10,000,000 shares; issued and outstanding 3,283,177 and 3,015,099 shares, respectively	33	30
Class B Common Stock, $.01 par value-authorized 250,000 shares; issued and outstanding 0 and 232,780 shares, respectively	-	2
Additional paid in capital	3,971	3,881
Retained deficit	(16,999)	(20,073)
Total stockholders' deficit	(12,995)	(16,160)
Total liabilities and stockholders' deficit	$115,994	$117,784

The accompanying notes are an integral part of these condensed consolidated financial statements.

OTELCO INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Revenues	$17,232	$17,892	$34,722	$35,535

Operating expenses
Cost of services	7,875	8,406	16,005	16,663
Selling, general and administrative expenses	2,407	2,457	4,983	5,086
Depreciation and amortization	2,051	2,264	4,089	4,513
Total operating expenses	12,333	13,127	25,077	26,262

Income from operations	4,899	4,765	9,645	9,273

Other income (expense)
Interest expense	(2,721)	(1,991)	(5,203)	(4,039)
Other income (expense)	4	(17)	623	1,046
Total other expenses	(2,717)	(2,008)	(4,580)	(2,993)

Income before income tax expense	2,182	2,757	5,065	6,280
Income tax expense	(858)	(1,102)	(1,991)	(2,490)

Net income	$1,324	$1,655	$3,074	$3,790

Weighted average number of common shares outstanding:
Basic	3,283,177	3,239,306	3,283,177	3,239,306
Diluted	3,380,445	3,285,534	3,378,090	3,283,332

Basic net income per common share	$0.40	$0.51	$0.94	$1.17

Diluted net income per common share	$0.39	$0.50	$0.91	$1.15

OTELCO INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income	$3,074	$3,790
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation	3,571	3,843
Amortization	518	670
Amortization of loan costs	609	447
Loss on extinguishment of debt	155	-
Provision for uncollectible accounts receivable	119	175
Stock-based compensation	199	211
Payment in kind interest - subordinated debt	115	-
Changes in operating assets and liabilities
Accounts receivable	115	(1)
Material and supplies	(173)	(221)
Prepaid expenses and other assets	1,246	2,076
Accounts payable and accrued expenses	217	905
Advance billings and payments	(67)	(27)
Other liabilities	(14)	(13)
Net cash from operating activities	9,684	11,855

Cash flows used in investing activities:
Acquisition and construction of property and equipment	(2,215)	(3,013)
Net cash used in investing activities	(2,215)	(3,013)

Cash flows used in financing activities:
Loan origination costs	(5,215)	(15)
Principal repayment of long-term notes payable	(101,053)	(7,046)
Proceeds from loan refinancing	100,300	-
Tax withholdings paid on behalf of employees for restricted stock units	(109)	-
Net cash used in financing activities	(6,077)	(7,061)

Net increase in cash and cash equivalents	1,392	1,781
Cash and cash equivalents, beginning of period	6,884	5,082
Cash and cash equivalents, end of period	$8,276	$6,863

Supplemental disclosures of cash flow information:
Interest paid	$3,728	$3,591

Income taxes paid	$685	$11

Conversion of Class B common stock to Class A common stock	$2	$-

Issuance of Class A common stock	$1	$-

Contact: Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3580
Curtis@otelcotel.com